UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): April 16, 2008

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Bonus Plan for Executive Officers

On April 16, 2008, the Compensation Committee of the Board of Directors of Ariba, Inc. (“Ariba”) amended the bonus plan for executive officers that had been approved on November 15, 2007, and was described in a Current Report on Form 8-K filed November 20, 2007. The primary change made through the amendment is that it changes the bonus plan by making the payments and performance measurements on an annual basis rather than on a semi-annual basis. The amended bonus plan applies for the fiscal year ending September 30, 2008, and will remain in effect thereafter until it is modified or terminated by the Compensation Committee. Individuals who are deemed to be “officers” of Ariba for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (“Executive Officers”), are eligible to earn annual cash bonuses under the plan, as amended.

Under the plan, as amended, an annual target bonus amount is assigned to each participant as soon as reasonably practicable after the beginning of a fiscal year or, if later, at the time of his or her hiring and may be modified from time to time thereafter. Except in the case of the President, 50% of the actual annual bonus is determined on the basis of Ariba’s annual non-GAAP net income and 50% is determined on the basis of Ariba’s annual non-GAAP revenue. In the case of the President, 40% of the annual bonus is determined on the basis of Ariba’s annual non-GAAP net income, 40% is determined on the basis of Ariba’s annual non-GAAP revenue and 20% is determined on the basis of Ariba’s annual bookings.

As soon as reasonably practicable after the beginning of a fiscal year, the Compensation Committee determines for that year the amounts of non-GAAP net income, non-GAAP revenue and annual bookings (in the case of the President) that will be required to achieve specified bonus levels. The Compensation Committee may adjust the amount of Ariba’s non-GAAP net income or non-GAAP revenue, or both, to exclude extraordinary expenses or benefits. When the amounts of non-GAAP net income, non-GAAP revenue and annual bookings for the fiscal year have been determined, each participant’s annual bonus score is calculated. The score is then multiplied by the participant’s annual bonus target to determine the bonus amount.

After the close of the fiscal year, the Compensation Committee may adjust the final annual bonus amounts upward or downward at its discretion, based on other criteria (including individual performance).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: April 17, 2008	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer